INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Retrophin Inc. and Subsidiary (a development stage company) (the “Company”) on Form S-1 of our report dated June 13, 2013, except paragraph numbers 3, 4, 5 and 6 of Note 2 and paragraph numbers 3, 8, 9 and 10 of Note 12, as to which the date is September 13, 2013, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audits of the consolidated financial statements of Retrophin Inc. and Subsidiary as of December 31, 2012 and 2011 and for the year ended December 31, 2012, for periods from March 11, 2011 (inception) through December 31, 2011 and March 11, 2011 (inception) through December 31, 2012, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum llp

Marcum llp
New York, NY
December 18, 2013